Exhibit 23


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated November 5, 1997, included in the Annual Report on Form 10-K of Ashland Inc. for the year ended September 30, 1997, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A



                                             Ernst & Young LLP


Louisville, Kentucky
April 29, 1998